UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2007

BANK OF THE CAROLINAS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-52195	20-4989192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Boxwood Village Drive Mocksville, North Carolina	27028
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

On November 14, 2007, our subsidiary, Bank of the Carolinas (“BOC”), and Randolph Bank & Trust Company (“Randolph”), each terminated their merger agreement dated April 12, 2007, after Randolph’s shareholders did not approve the merger at Randolph’s meeting of shareholders. The agreement provided for Randolph to be merged into BOC and for Randolph’s outstanding common stock to be exchanged for shares of our common stock. Expenses we have incurred in connection with the transaction will be charged against our consolidated earnings during the fourth quarter of 2007. After adjustment for taxes, we currently expect that charge to reduce our consolidated earnings for the fourth quarter by approximately $430,000, or $0.11 per diluted share.

Item 7.01.	Regulation FD Disclosure.

The disclosure under Item 1.02 above is incorporated into this Item 7.01 by reference. A copy of our press release announcing termination of the merger is being furnished as Exhibit 99.1 to this Report.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following Exhibit is being furnished with this Report.

Exhibit No.	Exhibit Description
99.1	Copy of our press release dated November 14, 2007

Disclosures About Forward Looking Statements

This Report and its exhibits contain statements relating to our financial condition, results of operations, plans, strategies, trends, results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts. Those statements, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission from time to time. Copies of those reports are available directly through the Commission’s website at www.sec.gov. Other factors that could influence the accuracy of such forward-looking statements include, but are not limited to, (a) changes in competitive pressures among depository and other financial institutions or in our ability to compete successfully against the larger financial institutions in our banking markets; (b) the financial success or changing strategies of our customers; (c) actions of government regulators, or changes in laws, regulations or accounting standards, that adversely affect our business; (d) changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the volumes and values of loans we make and securities we hold; (e) changes in general economic or business conditions and real estate values in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and (f) our inability to successfully integrate the business of merger partners into our business without unexpected costs or difficulty, disruption, deposit attrition, or loss of revenue, or our inability to fully realize expected costs savings of any acquisition. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION
(Registrant)

Date: November 14, 2007	By:	/S/ Eric E. Rhodes
Eric E. Rhodes
Chief Financial Officer